Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, FEBRUARY 24, 2015

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND YEAR 2014

Williamsburg, Virginia – February 24, 2015 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly”, “SoTHERLY”, or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the fourth quarter and the year ended December 31, 2014. The Company’s results include the following*:

	Three months ended		Year ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	($ in thousands except per share data)
Total Revenue	$29,825	$22,475	$122,940	$89,375
Net income (loss) attributable to the Company	(576)	(520)	2,158	(3,454)
EBITDA	5,979	5,428	29,152	18,883
Adjusted EBITDA	5,979	4,594	29,152	20,998
Hotel EBITDA	6,843	5,358	32,113	23,280
FFO	2,351	2,431	15,139	5,189
Adjusted FFO	1,996	1,843	14,254	10,898
Net income (loss) per diluted share attributable to the Company	$(0.05)	$(0.05)	$0.21	$(0.34)
FFO per share and unit	0.18	0.19	1.15	0.40
Adjusted FFO per share and unit	0.15	0.14	1.09	0.84

(*)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “SoTHERLY”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•	Adjusted FFO. The Company generated adjusted FFO of approximately $2.0 million during the fourth quarter 2014, an increase of 8.3% or approximately $0.2 million over the fourth quarter 2013. For the year ended December 31, 2014, the Company generated adjusted FFO of approximately $14.3 million, an increase of 30.8% or approximately $3.4 million over 2013.

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•	Common Dividends. On October 28, 2014, the Company announced a quarterly dividend (distribution) on its common stock (and units) of $0.065 per share (and unit), which was paid on January 9, 2015 to stockholders (and unitholders) of record as of December 15, 2014. On January 28, 2015, the Company announced its quarterly dividend (distribution) on its common stock (and units) of $0.07 per share (and unit), payable on April 10, 2015 to stockholders (and unitholders) of record as of March 13, 2015.

•	RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the fourth quarter 2014 increased 7.5% over the fourth quarter 2013 to $78.60 driven by a 2.8% increase in occupancy and a 4.6% increase in average daily rate (“ADR”). For the year ended December 31, 2014, RevPAR for the Company’s wholly-owned properties increased by 10.3% over 2013 to $88.42 driven by a 5.8% increase in ADR and a 4.3% increase in occupancy.

•	Hotel EBITDA. The Company generated hotel EBITDA of approximately $6.8 million during the fourth quarter 2014, an increase of 27.7% or approximately $1.5 million over the fourth quarter 2013. For the year ended December 31, 2014, the Company generated hotel EBITDA of approximately $32.1 million, an increase of 37.9% or approximately $8.8 million over 2013.

•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $6.0 million during the fourth quarter 2014, an increase of 30.2% or approximately $1.4 million over the fourth quarter 2013. For the year ended December 31, 2014, the Company generated adjusted EBITDA of approximately $29.2 million, an increase of 38.8% or approximately $8.2 million over 2013.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “The Company had a fabulous year in 2014. Revenue, RevPAR, EBITDA, FFO and AFFO all registered double digit percentage increases over the prior year. We grew the Company’s portfolio and capped it all off with a 56% increase in the dividend payout to our stockholders. All in all a year to remember.”

Financing Transactions

On November 18, 2014, the Company and Sotherly Hotels LP, the Company’s operating partnership (the “Operating Partnership”), entered into an underwriting agreement with Sandler O’Neill & Partners, L.P. as representative of several underwriters listed therein, relating to the issuance and sale of $25.3 million aggregate principal amount of the Operating Partnership’s 7.00% Senior Unsecured Notes due 2019 (or the “Notes”). The Notes are fully and unconditionally guaranteed by the Company. The issuance and sale of the Notes was completed on November 21, 2014.

The net proceeds from the sale of the Notes, after deducting underwriting discounts and commissions and estimated offering expenses, was approximately $23.7 million. On November 24, 2014, the Company and the Operating Partnership, used a portion of the net proceeds from the sale of the Notes to repay in full the $19.0 million secured bridge loan with Richmond Hill Capital Partners, LP and Essex Equity Joint Investment Vehicle, LLC

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(the “Bridge Financing”), as required by the Bridge Financing documents, for an aggregate repayment amount of approximately $19.9 million, which included outstanding principal, accrued interest and a prepayment premium. The Company intends to use the remaining net proceeds from the sale of the Notes for general corporate purposes.

On December 19, 2014 the Company secured $3.0 million additional proceeds on its mortgage loan on the Crowne Plaza Jacksonville Riverfront property as part of an earn-out pursuant to the terms of the previously disclosed loan agreement.

Management Agreements

On December 15, 2014, the Company, entered into a master agreement and a series of individual hotel management agreements with MHI Hotels Services, LLC to provide for ongoing management of each of the Company’s hotels pursuant to a negotiated form of single facility management agreement, excluding the Company’s joint venture hotel in Hollywood, Florida, which is managed pursuant to a separate agreement, and to address the scheduled expiration of the existing master management agreement and strategic alliance agreement with MHI Hotels Services, LLC.

Balance Sheet/Liquidity

At December 31, 2014, the Company had approximately $23.3 million of available cash and cash equivalents, of which approximately $6.6 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $258.2 million in outstanding debt at a weighted average interest rate of approximately 5.26%.

Portfolio Update

On October 27, 2014, the Company commenced operations at its Philadelphia, Pennsylvania property as the DoubleTree by Hilton Philadelphia Airport under a 10-year franchise agreement. The property has substantially completed a $3.1 million renovation and product improvement plan. As of December 31, 2014, the Company has incurred costs totaling approximately $2.6 million toward this renovation. The product improvement plan is expected to be completed in February 2015 as originally anticipated.

At the Company’s hotel in Jacksonville, Florida, a $5.9 million renovation and product improvement plan is currently underway in anticipation of the previously announced rebranding to the DoubleTree by Hilton Jacksonville Riverfront in September 2015. As of December 31, 2014, the Company has incurred costs totaling approximately $3.7 million.

At the Company’s hotel in Houston, Texas, renovations of portions of the guestrooms and public spaces totaling $2.7 million are underway. As of December 31, 2014, the Company had incurred costs totaling approximately $0.9 million toward this renovation. Renovations are expected to be completed in March 2016.

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At the Company’s hotel in Atlanta, Georgia, a $5.9 million guestroom renovation is underway. As of December 31, 2014, the Company had incurred costs totaling approximately $3.0 million toward this renovation. Renovations are expected to be completed in October 2015.

At the Company’s hotel in Laurel, Maryland, a $4.5 million renovation and product improvement plan is underway in anticipation of the previously announced rebranding to the DoubleTree by Hilton Laurel. Renovations are expected to be completed in December 2015.

2015 Outlook

Set forth below is guidance for 2015, which is predicated on continued strengthening of the economy and expected improvements in hotel lodging industry fundamentals. The outlook is based on estimates of occupancy and average daily rates that are consistent with the most recent calendar year 2015 forecasts by Smith Travel Research for the market segments in which the Company operates and reflects RevPAR growth between 5.5% and 7.5%.

The table below reflects the Company’s projections, within a range, of various financial measures for 2015:

	Low Range Y/E Dec 31, 2015	High Range Y/E Dec 31, 2015
	($ in thousands, except per share data)
Total Revenue	132,189	135,460
Net income	4,460	5,515
EBITDA	31,890	32,895
Hotel EBITDA	35,925	36,820
FFO	17,010	18,065
Adjusted FFO	15,860	16,915
Net income per share attributable to the Company	$0.34	$0.44
FFO per share and unit	1.29	1.37
Adjusted FFO per share and unit	1.20	1.28

Earnings Call/Webcast

The Company will conduct its fourth quarter 2014 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, February 24, 2015. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to

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download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on February 24, 2015 through December 31, 2015. To access the rebroadcast, dial 877-344-7529 and enter conference number 10057920. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until December 31, 2015.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, eleven of which are wholly-owned and comprise 2,698 rooms. The Company also has a 25.0% interest in the Crowne Plaza Hollywood Beach Resort, which has 311 rooms. All of the Company’s properties, except for the Georgian Terrace, operate under the Hilton, Crowne Plaza, DoubleTree, Sheraton and Holiday Inn brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages and other labor costs, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels;

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risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2014 (unaudited)	December 31, 2013 (audited)
ASSETS
Investment in hotel properties, net	$263,282,720	$202,645,633
Investment in joint venture	1,987,542	2,446,039
Cash and cash equivalents	16,634,499	9,376,628
Restricted cash	6,621,864	3,796,141
Accounts receivable, net	1,909,896	1,982,091
Accounts receivable-affiliate	197,674	101,439
Prepaid expenses, inventory and other assets	3,518,073	2,444,975
Shell Island sublease, net	—	240,196
Deferred income taxes	3,408,746	1,186,122
Deferred financing costs, net	5,405,288	3,820,838

TOTAL ASSETS	$302,966,302	$228,040,102

LIABILITIES
Mortgage debt	$205,291,657	$160,363,549
Unsecured notes	52,900,000	27,600,000
Accounts payable and accrued liabilities	11,409,759	7,650,219
Advance deposits	1,220,729	666,758
Dividends and distributions payable	852,914	588,197

TOTAL LIABILITIES	271,675,059	196,868,723

Commitments and contingencies
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, par value $0.01; 1,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 10,570,932 shares and 10,206,927 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	105,709	102,069
Additional paid in capital	58,659,799	57,534,113
Distributions in excess of retained earnings	(32,405,404)	(32,210,917)

Total Sotherly Hotels Inc. stockholders’ equity	26,360,104	25,425,265
Noncontrolling interest	4,931,139	5,746,114

TOTAL EQUITY	31,291,243	31,171,379

TOTAL LIABILITIES AND EQUITY	$302,966,302	$228,040,102

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SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Year ended December 31,
	2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (audited)
REVENUE
Rooms department	$19,508,556	$15,144,624	$84,618,889	$62,837,422
Food and beverage department	8,529,792	6,106,212	31,444,984	22,054,209
Other operating departments	1,787,029	1,224,598	6,876,046	4,482,896

Total revenue	29,825,377	22,475,434	122,939,919	89,374,527
EXPENSES
Hotel operating expenses
Rooms department	5,724,618	4,332,808	22,930,069	17,210,445
Food and beverage department	5,585,239	3,792,151	21,009,494	14,066,145
Other operating departments	327,233	161,129	1,192,183	508,868
Indirect	11,180,255	8,673,628	45,044,085	33,683,486

Total hotel operating expenses	22,817,345	16,959,716	90,175,831	65,468,944
Depreciation and amortization	2,987,375	2,345,357	11,883,432	8,467,228
Corporate general and administrative	1,347,633	1,276,559	5,085,949	4,360,583

Total operating expenses	27,152,353	20,581,632	107,145,212	78,296,755

NET OPERATING INCOME	2,673,024	1,893,802	15,794,707	11,077,772
Other income (expense)
Interest expense	(4,664,822)	(2,734,822)	(15,467,949)	(11,647,141)
Interest income	6,079	6,774	19,865	17,914
Equity income in joint venture	42,700	19,221	291,503	453,700
Impairment of investment in hotel properties, net	—	(611,000)	—	(611,000)
Unrealized gain (loss) on warrant derivative	—	815,712	—	(2,205,248)

Net income (loss) before income taxes	(1,943,019)	(610,313)	638,126	(2,914,003)
Income tax benefit (provision)	1,194,461	(52,347)	2,088,167	(1,521,182)

Net income (loss)	(748,558)	(662,660)	2,726,293	(4,435,185)
Add: Net (income) loss attributable to the noncontrolling interest	172,154	142,649	(567,911)	981,126

Net income (loss) attributable to the Company	$(576,404)	$(520,011)	$2,158,382	$(3,454,059)

Net income (loss) per share attributable to the Company Basic and diluted	$(0.05)	$(0.05)	$0.21	$(0.34)
Weighted average number of shares outstanding Basic and diluted	10,570,932	10,206,927	10,377,125	10,156,955

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SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months and years ended December 31, 2014 and 2013, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties) as well as the nine wholly-owned properties in the portfolio that were under the Company’s control during both the three months and year ended December 31, 2014 and the corresponding periods in 2013 (“same-store” properties). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Houston Downtown, which was acquired in November 2013, or the Georgian Terrace, which was acquired in March 2014. Each table excludes performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

	Three Months Ended December 31,
Consolidated Properties (All Hotels)	2014	2013	Variance
Occupancy	63.4%	61.7%	2.8%
ADR	$124.00	$118.57	4.6%
RevPAR	$78.60	$73.13	7.5%

	Three Months Ended December 31,
Same-Store Properties (9 Hotels)	2014	2013	Variance
Occupancy	62.0%	62.1%	0.0%
ADR	$119.20	$118.15	0.9%
RevPAR	$73.93	$73.32	0.8%

	Year Ended December 31,
Consolidated Properties (All Hotels)	2014	2013	Variance
Occupancy	70.3%	67.4%	4.3%
ADR	$125.77	$118.91	5.8%
RevPAR	$88.42	$80.16	10.3%

	Year Ended December 31,
Same-Store Properties (9 Hotels)	2014	2013	Variance
Occupancy	68.9%	67.6%	1.9%
ADR	$122.29	$118.82	2.9%
RevPAR	$84.23	$80.32	4.9%

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SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the twelve months ended December 31, 2014, 2013 and 2012, respectively, for each of the Company’s wholly-owned properties during each respective reporting period as well as the Company’s joint venture property, Crowne Plaza Hollywood Beach Resort, in which it owns a 25.0% interest.

Occupancy

	Q4 2014 12 mo 2014		Q4 2013 12 mo 2013		Q4 2012 12 mo 2012
Crowne Plaza Hampton Marina Hampton, Virginia	45.6 51.8	% %	37.4 50.1	% %	46.5 56.2	% %
Crowne Plaza Hollywood Beach Hollywood, Florida	80.1 83.6	% %	80.7 82.2	% %	76.3 79.2	% %
Crowne Plaza Houston Downtown* Houston, Texas	70.7 76.1	% %	68.5 74.6	% %	66.1 68.7	% %
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	64.5 65.8	% %	57.9 58.5	% %	56.1 61.9	% %
Crowne Plaza Tampa Westshore Tampa, Florida	66.7 72.5	% %	65.5 67.1	% %	59.3 70.8	% %
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	63.9 75.9	% %	75.8 78.2	% %	74.0 77.0	% %
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	66.1 73.4	% %	61.5 69.9	% %	67.5 67.9	% %
The Georgian Terrace* Atlanta, Georgia	66.4 76.2	% %	68.5 71.2	% %	74.9 69.4	% %
Hilton Savannah DeSoto Savannah, Georgia	71.9 75.7	% %	73.7 73.7	% %	68.6 74.2	% %
Hilton Wilmington Riverside Wilmington, North Carolina	59.5 69.7	% %	65.2 73.3	% %	64.2 74.0	% %
Holiday Inn Laurel West Laurel, Maryland	53.9 60.8	% %	46.3 61.5	% %	55.0 66.9	% %
Sheraton Louisville Riverside Jeffersonville, Indiana	59.9 66.8	% %	61.1 67.9	% %	56.9 63.1	% %
Wholly Owned Properties*	63.4 70.5	% %	63.5 68.7	% %	63.9 69.1	% %

*	Includes periods of non-ownership.

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ADR

	Q4 2014 12 mo 2014		Q4 2013 12 mo 2013		Q4 2012 12 mo 2012
Crowne Plaza Hampton Marina Hampton, Virginia	$ $	87.43 93.17	$ $	93.36 95.27	$ $	83.53 90.50
Crowne Plaza Hollywood Beach		$165.51		$159.54		$161.71
Hollywood, Florida		$162.15		$157.87		$147.37
Crowne Plaza Houston Downtown* Houston, Texas	$ $	138.51 138.93	$ $	135.89 133.51	$ $	126.94 124.16
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	$ $	104.65 99.20	$ $	102.59 97.51	$ $	104.94 95.72
Crowne Plaza Tampa Westshore Tampa, Florida	$ $	98.84 104.90	$ $	95.95 99.12	$ $	91.18 100.77
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$ $	133.75 133.78	$ $	130.50 134.40	$ $	131.55 134.21
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$ $	127.39 122.60	$ $	114.15 111.56	$ $	110.68 104.12
The Georgian Terrace* Atlanta, Georgia	$ $	140.75 137.65	$ $	133.67 135.33	$ $	130.37 134.25
Hilton Savannah DeSoto Savannah, Georgia	$ $	146.52 146.75	$ $	136.97 137.77	$ $	130.73 132.59
Hilton Wilmington Riverside Wilmington, North Carolina	$ $	131.30 139.09	$ $	141.82 140.44	$ $	126.17 129.48
Holiday Inn Laurel West Laurel, Maryland	$ $	89.39 89.08	$ $	85.71 87.68	$ $	85.99 88.66
Sheraton Louisville Riverside Jeffersonville, Indiana	$ $	125.55 150.20	$ $	121.27 133.19	$ $	106.96 123.73
Wholly Owned Properties*	$ $	124.00 126.02	$ $	122.02 122.29	$ $	116.43 117.60

*	Includes periods of non-ownership.

RevPAR

	Q4 2014 12 mo 2014		Q4 2013 12 mo 2013		Q4 2012 12 mo 2012
Crowne Plaza Hampton Marina Hampton, Virginia	$ $	39.84 48.27	$ $	34.92 47.72	$ $	38.84 50.89
Crowne Plaza Hollywood Beach Hollywood, Florida	$ $	132.60 135.55	$ $	128.78 129.79	$ $	123.38 116.66
Crowne Plaza Houston Downtown* Houston, Texas	$ $	97.91 105.66	$ $	93.12 99.64	$ $	83.93 85.34
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	$ $	67.47 65.24	$ $	59.37 57.05	$ $	58.83 59.25
Crowne Plaza Tampa Westshore Tampa, Florida	$ $	65.93 76.09	$ $	62.87 66.46	$ $	54.06 71.33
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$ $	85.53 101.58	$ $	98.92 105.13	$ $	97.32 103.38
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$ $	84.17 90.04	$ $	70.17 78.03	$ $	74.69 70.73
The Georgian Terrace* Atlanta, Georgia	$ $	93.46 104.88	$ $	91.56 96.39	$ $	97.70 93.17
Hilton Savannah DeSoto Savannah, Georgia	$ $	105.31 111.14	$ $	100.88 101.61	$ $	89.74 98.32
Hilton Wilmington Riverside Wilmington, North Carolina	$ $	78.18 96.90	$ $	92.40 102.91	$ $	81.06 95.82

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	Q4 2014 12 mo 2014		Q4 2013 12 mo 2013		Q4 2012 12 mo 2012
Holiday Inn Laurel West Laurel, Maryland	$ $	48.18 54.19	$ $	39.69 53.90	$ $	47.32 59.34
Sheraton Louisville Riverside Jeffersonville, Indiana	$ $	75.26 100.31	$ $	74.10 90.42	$ $	60.89 78.04
Wholly Owned Properties*	$ $	78.60 88.79	$ $	77.42 84.03	$ $	74.42 81.21

*	Includes periods of non-ownership.

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RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Net income (loss) attributable to the Company	$(576,404)	$(520,011)	$2,158,382	$(3,454,059)
Noncontrolling interest	(172,154)	(142,649)	567,911	(981,126)
Depreciation and amortization	2,987,375	2,345,357	11,883,432	8,467,228
Impairment of investment in hotel properties, net	—	611,000	—	611,000
Equity in depreciation and amortization of joint venture	111,876	136,940	529,053	545,667

FFO	2,350,693	2,430,637	15,138,778	5,188,710
Unrealized gain on hedging activities(1)	—	(18,689)	—	(89,998)
Unrealized (gain) loss on warrant derivative	—	(815,712)	—	2,205,248
(Increase) decrease in deferred income taxes	(1,185,443)	51,637	(2,222,624)	1,463,160
Acquisition costs	—	89,743	155,187	89,743
Franchise termination fee	—	—	351,800	—
Loss on early extinguishment of debt(2) (3)	831,079	104,970	831,079	2,040,662

Adjusted FFO	$1,996,329	$1,842,586	$14,254,220	$10,897,525

Weighted average shares outstanding	10,570,932	10,206,927	10,377,125	10,156,955
Weighted average units outstanding	2,551,939	2,848,736	2,730,288	2,885,065

Weighted average shares and units	13,122,871	13,055,663	13,107,413	13,042,020

FFO per share and unit	$0.18	$0.19	$1.15	$0.40

Adjusted FFO per share and unit	$0.15	$0.14	$1.09	$0.84

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Net income( loss) attributable to the Company	$(576,404)	$(520,011)	$2,158,382	$(3,454,059)
Noncontrolling interest	(172,154)	(142,649)	567,911	(981,126)
Interest expense	4,664,822	2,734,822	15,467,949	11,647,141
Interest income	(6,079)	(6,774)	(19,865)	(17,914)
Income tax (benefit) provision	(1,194,461)	52,347	(2,088,167)	1,521,182
Depreciation and amortization	2,987,375	2,345,357	11,883,432	8,467,228
Impairment of investment in hotel properties, net	—	611,000	—	611,000
Equity in interest expense and depreciation and amortization of joint venture	276,342	354,291	1,182,025	1,089,350

EBITDA	5,979,441	5,428,383	29,151,667	18,882,802
Unrealized gain on hedging activities(1)	—	(18,689)	—	(89,998)
Unrealized (gain) loss on warrant derivative	—	(815,712)	—	2,205,248

Adjusted EBITDA	5,979,441	4,593,982	29,151,667	20,998,052
Corporate general and administrative	1,347,633	1,276,559	5,085,949	4,360,583
Equity in adjusted EBITDA of joint venture	(319,042)	(354,822)	(1,473,528)	(1,453,052)
Net lease rental income	(87,500)	(87,500)	(350,000)	(350,000)
Other fee income	(77,778)	(69,964)	(300,607)	(275,775)

Hotel EBITDA	$6,842,754	$5,358,255	$32,113,481	$23,279,808

Sotherly Hotels Inc.

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(1)	Includes equity in unrealized (gain)/loss on hedging activities of joint venture.
(2)	Reflected in interest expense for the periods presented above.
(3)	Includes equity in loss on early extinguishment of debt of joint venture.

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) equity in the income or loss of equity investees, (4) unrealized gains and losses on derivative instruments not included in other comprehensive income, (5) gains and losses on disposal of assets, (6)

Sotherly Hotels Inc.

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realized gains and losses on investments, (7) impairment of long-lived assets or investments, (8) corporate general and administrative expense; (9) depreciation and amortization; and (10) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. In addition, adjusted FFO, including adjusted FFO per share and unit, adjusts for franchise termination fees. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.